UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2016

OCEAN SHORE HOLDING CO.

(Exact name of registrant as specified in its charter)

New Jersey	0-53856	80-0282446
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1001 Asbury Avenue, Ocean City, New Jersey 08226

(Address of principal executive offices) (Zip Code)

(609) 399-0012

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

(a) The annual meeting of stockholders of Ocean Shore Holding Co. was held on May 25, 2016.

(b) The matters considered and voted on by the stockholders at the annual meeting and the vote of the stockholders were as follows:

1. The following individuals were elected as directors, each for a three-year term, by the following vote:

Name	Shares Voted For	Votes Withheld	Broker Non-Votes

Steven E. Brady	3,582,655	744,184	1,174,527
Samuel R. Young	3,473,398	853,441	1,174,527

2. The appointment of Deloitte & Touche LLP as the independent registered public accounting firm of Ocean Shore Holding Co. for the fiscal year ending December 31, 2016 was ratified by the stockholders by the following vote:

Shares Voted For	Shares Voted Against	Abstentions
5,327,153	123,236	50,977

There were no broker non-votes on the proposal.

3. The shareholders voted in favor of the non-binding resolution to approve the compensation of the named executive officers by the following vote:

Shares Voted For	Shares Voted Against	Abstentions
3,100,883	1,188,413	37,542

There were 1,174,528 broker non-votes on the proposal.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

OCEAN SHORE HOLDING CO. (Registrant)

Date: May 26, 2016	By:	/s/ Steven E. Brady
Steven E. Brady President and Chief Executive Officer